First Restated Articles Of Incorporation
                              Of
            Iowa-Illinois Gas and Electric Company


           As Restated on January 27, 1994; Original
      Articles Of Incorporation Filed February 13, 1940.


                          ARTICLE ONE

The name of this corporation is Iowa-Illinois Gas and Electric Company. The corporation was incorporated as Peoples Light and Power Company on February 13, 1940. On October 17, 1941, the name was changed to Iowa-Illinois Gas and Electric Company.


                          ARTICLE TWO

The address of the registered office of the corporation in the State of Illinois at the time of restatement is 716 Seventeenth Avenue, in the City of Moline, County of Rock Island, and the name of its registered agent at said address at the time of restatement is Gretta R. Knight.


                         ARTICLE THREE

The duration of the corporation is perpetual.


                         ARTICLE FOUR

The purposes for which the Corporation is organized is the transaction of any or all lawful businesses for which corporations may be incorporated under The Business Corporation
Act of the State of Illinois.


                         ARTICLE FIVE

     The aggregate number of shares which the corporation is authorized to issue is divided into three classes as follows:

     400,000 Preferred Shares of the par value of $100 per share (the Preferred Shares);

     2,386,250 Preference Shares without par value (the
Preference Shares);

     80,000,000 Common Shares of the par value of $1 per share
(the Common Shares).

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     The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

                          DIVISION I

            Provisions Relating to Preferred Shares

     (A) Issue in Series. The Preferred Shares may be divided into and issued in series, each of which series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Authority is hereby expressly vested in the Board of Directors to divide any or all of the Preferred Shares from time to time authorized into series, to fix the designation of each such series and, subject to the limitations stated herein or imposed by law, to fix and determine the following relative rights and preferences of shares of each such series:

          (1)  the rate of dividend for shares for such series;

          (2) the price at and the terms and conditions on which such shares may be redeemed;

          (3) the amount payable upon such shares in event of voluntary liquidation;

          (4) sinking fund provisions for the redemption or purchase of such shares, provided, however, that the Board of Directors shall not create a sinking fund in respect of any series unless provision for a sinking fund at least as beneficial to all issued and outstanding shares of the same class shall either then exist or be at the same time created; and

          (5) the terms and conditions on which such shares may be converted, if the shares of such series are issued with the privilege of conversion.

     (B) Dividends. The holders of Preferred Shares of each series shall be entitled to receive, when and as declared by the Board of Directors from funds legally available for the payment thereof, dividends at the rate fixed for such series, and no more, payable quarterly on the first day of each of the months of February, May, August and November (the quarterly dividend payment dates), in each case with respect to the quarterly period ending on the day prior to such quarterly dividend payment date.

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          Such dividends shall accrue and be cumulative with
          respect to each share of each series from and including the date of issue thereof.

          No dividend shall be declared on the shares of any series of Preferred Shares in respect of the accumulations for any quarterly dividend period or portion thereof unless dividends shall likewise be or have been declared with respect to accumulations on all then outstanding Preferred Shares of each other series for the same period or portion thereof. The ratios of the dividends declared to dividends accumulated with respect to any quarterly dividend period on the Preferred Shares of each series outstanding shall be identical. Accumulations of dividends shall not bear interest.

          So long as any Preferred Shares are outstanding, no dividend shall be paid or declared, or other distribution made, on Junior Shares, nor shall any Junior Shares be purchased, redeemed, retired or otherwise acquired for a consideration if Preferential Dividends on outstanding Preferred Shares for the current and all past quarterly dividend periods or portions thereof shall not have been paid, or declared and set apart for payment, or if the Corporation shall be in default or deficient under any requirement of a sinking fund established with respect to outstanding Preferred Shares of any series for any period then elapsed; provided, however, that the restrictions of this paragraph shall not apply to the declaration and payment of dividends on Junior Shares if payable solely in Junior Shares, nor to the acquisition of any Junior Shares through the application of the proceeds of any Junior Shares sold at or about the time of such acquisition, nor shall such restrictions prevent the transfer of any amount from surplus to stated capital.

     (C) Liquidation Preferences. In the event of involuntary dissolution, liquidation or winding up of the Corporation, the holders of Preferred Shares of each series outstanding shall be entitled to receive out of the assets of the Corporation an amount per share equivalent to the par value thereof, plus an amount equivalent to Preferential Dividends at the rate fixed and determined for such series accrued and unpaid to the date fixed for payment, but no more.

          In the event of voluntary dissolution, liquidation or winding up of the Corporation, the holders of Preferred Shares of each series outstanding shall be entitled to receive out of the assets of the Corporation such amount per share as shall have been fixed and determined for such series by the Board of Directors, plus an amount equivalent to Preferential Dividends at the rate fixed and determined for such series accrued and unpaid to the date fixed for payment, but no more.

          Until payment to the holders of outstanding Preferred Shares as aforesaid, or until moneys or other assets sufficient for such payment shall have been set apart for payment by the Corporation, separate and apart from its other funds and assets for the account of such holders so as to be and continue to be available for payment to such holders, no payment or distribution shall be made to holders of Junior Shares in connection with or upon such dissolution, liquidation or winding up.

          Neither a consolidation nor merger of the Corporation with or into any other corporation, nor a merger of any other corporation into the Corporation, nor the purchase or redemption of all or any part of the outstanding shares of any class or classes of the Corporation, nor the sale or transfer of the property and business of the Corporation as or substantially as an entirety, shall be construed to be a dissolution, liquidation or winding up of the Corporation within the meaning of the foregoing provisions.

     (D) Redemptions. The Corporation may at its option expressed by vote of the Board of Directors, at any time or from time to time, redeem the whole or any part of the Preferred Shares, or of any series thereof, at the redemption price or prices at the time in effect, any such redemption of Preferred Shares to be at such time and at such place in the City of Chicago, State of Illinois, as shall likewise be determined by vote of the Board of Directors. Notice of any proposed redemption of Preferred Shares shall be given by the Corporation by mailing a copy of such notice, not more than 40 nor less than 30 days prior to the time fixed for redemption, to the holders of record of Preferred Shares to be redeemed, at their respective addresses then appearing on the books of the Corporation. It shall not be necessary that the holders of record of any Preferred Shares to be redeemed shall actually have received notice of redemption thereof, provided the same shall have been mailed as aforesaid. In case less than all of the Preferred Shares of any series are to be redeemed, the shares so to be redeemed shall be determined by lot in such manner as may be prescribed by the Board of Directors, and the certificates evidencing such shares shall be specified by number in the notice of such redemption. By the time so fixed for redemption, the Corporation shall, and at any time within 40 days prior to such time may, deposit in trust, for the account of the holders of Preferred Shares to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of Illinois, located in the City of Chicago, Illinois, and having a combined capital, surplus and undivided profits of at least $5,000,000, which shall be designated in such notice of redemption. Notice of redemption having been mailed and funds necessary for such redemption having been deposited as aforesaid so that such funds shall be forthwith available to holders of Preferred Shares to be redeemed upon surrender of certificates evidencing such shares, then, notwithstanding that the time fixed for such redemption as aforesaid may not yet have occurred or the certificates evidencing shares to be redeemed may not have been surrendered for cancellation, nevertheless all shares to be redeemed shall be deemed no longer to be outstanding for any purpose, and all voting and other rights with respect to such shares shall thereupon cease and terminate, excepting only the right of the holders of the certificates for such shares to receive, out of funds so deposited in trust, the redemption funds, without interest, to which they are entitled, and the right to exercise any privilege of conversion not theretofore expiring, the Corporation to be entitled to the return of any funds deposited for redemption of shares converted pursuant to such privilege. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time. In case the holder of Preferred Shares which shall have been called for redemption shall not, within six years after the redemption date, claim the amount deposited with respect to the redemption of such shares, the bank or trust company in which such deposit was made shall upon demand pay over to the Corporation such unclaimed amount and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder.

     (E) Repurchases; Limitations on Reacquisitions. Subject to applicable law and the provisions of this Division I, the Corporation may from time to time purchase or otherwise acquire outstanding Preferred Shares at a price per share not exceeding the amount at the time payable in the event of redemption thereof otherwise than through the operation of the applicable sinking fund, if any.
          No Preferred Shares shall be purchased, redeemed, retired or otherwise acquired for a valuable consideration if all accumulations of dividends on the Preferred Shares of all series for all past quarterly dividend periods or portions thereof shall not have been paid, or declared and a sum sufficient for the payment thereof set apart, or if the Corporation shall be in default or deficient under any requirement of a sinking fund established with respect to outstanding Preferred Shares of any series for any period then elapsed.

     (F)  Restrictions on Certain Corporate Action.

          (1) The Corporation shall not, without the consent (given by vote at an annual meeting or a special meeting called for that purpose) of the holders of at least a majority of the total number of Preferred Shares then outstanding, issue any bonds, notes, debentures or other securities representing indebtedness, or assume any such indebtedness, other than:

               (a) indebtedness with a maturity not more than 12 months from date of issue (short-term indebtedness) up to an aggregate at any time outstanding which does not exceed 10% of the sum of items (d) and (e)below,

               (b)  indebtedness issued for purposes of the
                    refunding, reacquisition, redemption or
                    other retirement of any outstanding
                    indebtedness theretofore issued or assumed by the Corporation with a maturity date beyond 12 months from date of issue of the indebtedness being refunded, reacquired, redeemed or retired, or

               (c)  indebtedness issued for purposes of the
                    reacquisition, redemption or other
                    retirement of all or any part of
                    outstanding Preferred Shares, Parity Shares or Senior Shares,if, after giving effect to such issue or assumption, the total principal amount of all bonds, notes, debentures or other securities representing indebtedness issued or assumed by the Corporation to be outstanding (but excluding short-term indebtedness, as above defined, in an amount not exceeding 10% of the sum of items (d) and (e) below) would exceed 65% of the aggregate of

               (d) the total principal amount of all bonds, notes, debentures or other securities representing indebtedness maturing in more than 12 months from date of issue issued or assumed by the Corporation and then to be outstanding, and

               (e) the capital and surplus of the Corporation as then to be stated on the books of account of the Corporation.

          (2) The Corporation shall not, without the consent (given by vote at an annual meeting or a special meeting called for that purpose) of the holders of at least two-thirds of the total number of Preferred Shares then outstanding, issue, sell or otherwise dispose of any additional Preferred Shares, or any Parity Shares or Senior Shares, unless the gross income of the Corporation determined in accordance with such system of accounts as may be prescribed by governmental authorities having jurisdiction in the premises, or, in the absence thereof, in accordance with sound accounting practices (but in any event after deducting the amount charged by the Corporation on its books for depreciation expense and all taxes), for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the issuance, sale or disposition of such shares available for the payment of interest shall have been at least 1 1/2 times the sum of (a) the annual interest charges on all interest-bearing indebtedness of the Corporation and (b) the annual dividend requirement on all outstanding Preferred Shares, Parity Shares and Senior Shares, including the shares proposed to be issued; provided that there shall be excluded from the foregoing computation interest charges on all indebtedness and dividends on all shares which are to be retired in connection with the issue of such additional Preferred Shares, Parity Shares or Senior Shares. In determining such gross income, the Board of Directors shall make such adjustment, by way of increase or decrease in such gross income, as shall, in its opinion, be necessary to give effect, for the entire 12 months for which such gross income is determined, to any acquisition or disposition of property the income from which can be separately ascertained.

     (G) Preemptive Rights. No holder of Preferred Shares shall have any preemptive right to subscribe for or acquire additional shares of the Corporation of the same or any other class, whether such shares are now or hereafter authorized.

     (H) Cancellation. Except as may otherwise be provided in this Article Five or in any resolution of the Board of Directors providing for the issue of any particular series of Preferred Shares, Preferred Shares redeemed or otherwise retired by the Corporation may be reissued in the same manner as authorized but unissued Preferred Shares undesignated as to series until and unless canceled pursuant to applicable law.

     (I) Definitions. In this Division I and in any resolution of the Board of Directors adopted pursuant to this Division I establishing a series of Preferred
          Shares and fixing the designation and terms thereof, the meanings below assigned shall control:

          "Senior Shares" shall mean shares of any class ranking prior to Preferred Shares as to dividends or upon the dissolution, liquidation or winding up of the Corporation.
          "Parity Shares" shall mean shares of any class ranking on a parity with, but not prior to, Preferred Shares as to dividends or upon the dissolution, liquidation or winding up of the Corporation.

          "Junior Shares" shall mean shares of any class ranking subordinate to Preferred Shares both as to dividends and upon the dissolution, liquidation or winding up of the Corporation, including Preference Shares and Common Shares.

          "Preferential Dividends" accrued and unpaid on a Preferred Share to any particular date shall mean an amount per share at the annual dividend rate applicable to such share for the period beginning with the date from and including which dividends on such share are cumulative and concluding with the day prior to such particular date, less the aggregate of all dividends paid with respect to such share during such period.

                          DIVISION II

           Provisions Relating to Preference Shares

     (A) Issue in Series. The Preference Shares may be divided into and issued in series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Authority is hereby expressly vested in the board of directors to divide any or all of the Preference Shares from time to time authorized into series, to fix the designation of each such series and, subject to the limitations stated herein or imposed by law, to fix and determine the following as to each such series:

          (1) the dividend rate or rates for the shares of such series, or the facts ascertainable outside the Articles of Incorporation of the Corporation, or the resolution of the board of directors establishing such series, providing the basis for determining such dividend rate or rates, which may vary according to a formula based upon market rates or rating agency ratings for such series or other designated securities and/or be determined periodically by auctions, remarketing or other methods, but only if the manner in which such facts are to operate upon such dividend rate or rates shall be clearly and expressly set forth in such Articles of Incorporation or such resolution; the date or dates on which such dividends may be payable; and the date from which dividends on shares of such series shall be cumulative;

          (2) the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

          (3) the amount payable upon each of such shares in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (4) sinking fund provisions, if any, for the redemption or purchase of such shares; and

          (5) the terms and conditions on which such shares may be converted into Common Shares, if such shares are to be issued with such privilege of conversion.

     (B) Dividends. Subject to the preferential rights of the holders of Preferred Shares with respect to the payment of dividends, as set forth in subdivision (B) of Division I, the holders of Preference Shares of each series shall be entitled to receive, when and as declared by the board of directors from funds legally available for the payment thereof, dividends at the rate fixed for such series, and no more, payable quarterly on the first day of each of the months of February, May, August and November in each year (the "quarterly dividend payment dates"), each such quarterly payment to be in respect of the quarterly period ending with the day next preceding the date of such payment, except in the case of the first dividend payable on shares of any series issued between quarterly dividend payment dates, in which case such dividend shall be for the period beginning with the date of issue of such shares or the next preceding quarterly dividend payment date for the Preference Shares, as determined by the board of directors, and ending with the day next preceding either the first or the second quarterly dividend payment date for the Preference Shares succeeding the date of issue of such shares, as determined by the board of directors. Notwithstanding the immediately preceding sentence, if so provided in the resolution of the board of directors establishing a particular series of Preference Shares, as authorized in subdivision (A) of this Division II, dividends on the shares of such series may be declared payable on such dates and with respect to such periods as shall be set forth in such resolution.

          Except as may be otherwise provided in the resolution establishing a particular series of Preference Shares, such dividends shall accrue and be cumulative with respect to each share of each series from and including the beginning date of the period for which the first dividend thereon was payable.

          No dividend shall be declared in full on the outstanding Preference shares of any series (the "Declaring Series") in respect of any dividend period for the Declaring Series at the dividend rate applicable to such dividend period unless prior thereto or concurrently therewith dividends in full shall likewise have been declared on all then outstanding Preference Shares of each other series (the "Other Series") in respect of each dividend period for each of the Other Series ending concurrently with, or prior to, the last day of the dividend period first above specified, at the respective dividend rates applicable from time to time to each Other Series. Whenever less than full dividends shall be declared on the Declaring Series in respect of any dividend period for the Declaring Series at the dividend rate applicable to such dividend period, dividends on the outstanding Preference Shares of all series shall be declared ratably in accordance with the respective amounts which would be payable on all such outstanding Preference Shares if all dividends, including accumulated dividends, if any, were declared in full on the declaration date. Accumulations of dividends shall not bear interest.

          So long as any Preference Shares are outstanding, no dividend shall be paid or declared, or other distribution made, on Junior Shares, nor shall any Junior Shares be purchased, redeemed, retired or otherwise acquired for a consideration, unless dividends on the outstanding Preference Shares for the current and all past dividend periods shall have been paid in full, or declared and set apart for payment, or if the Corporation shall be in default or deficient under any requirement or a sinking fund established with respect to outstanding Preference Shares of any series for any period then elapsed; provided, however, that the restrictions of this paragraph shall not apply to the declaration and payment of dividends on Junior Shares if payable solely in Junior Shares, nor to the acquisition of any Junior Shares through the application of the proceeds of any Junior Shares sold at or about the time of such acquisition, nor shall such restrictions prevent the transfer of any amount from surplus to stated capital.

     (C) Liquidation Preferences. In the event of dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Preference Shares of each series outstanding shall be entitled to receive out of the assets of the Corporation, before any payment or distribution shall be made to the holders of any Junior Shares, such amount per share as shall have been fixed by the Board of Directors as the voluntary liquidation price or the involuntary liquidation price, as the case may be, for the shares of such series; provided, however, that no such payment to the holders of Preference Shares shall be made until payment in full shall have been made to the holders of Preferred Shares, or moneys or other assets sufficient for such payment shall have been set apart for payment by the Corporation, separate and apart from its other funds and assets for the account of such holders, in accordance with the provisions of subdivision (C) of Division I. If upon any such dissolution, liquidation or winding up the assets of the Corporation available for payment to shareholders are not sufficient to make payment in full to the holders of Preference Shares as above provided, payment shall be made to such holders ratably in accordance with the numbers of shares held by them respectively, and in case there shall then be outstanding more than one series of Preference Shares, ratably in accordance with the respective distributive amounts to which such holders shall be entitled.

          Neither a consolidation nor merger of the Corporation with or into any other corporation, nor a merger of any other corporation into the Corporation, nor the purchase or redemption of all or any part of the outstanding shares of any class or classes of the Corporation, nor the sale or transfer of the property and business of the Corporation as or substantially as an entirety, shall be construed to be a dissolution, liquidation or winding up of the Corporation within the meaning of the foregoing provisions.

     (D) Redemption and Repurchases. Subject to the limitations stated in subdivision (B) of Division I and in this subdivision (D), and except as may be otherwise provided by the Board of Directors in the resolution establishing a particular series, Preference Shares of any one or more series may be called for redemption and redeemed, at the option of the Corporation, in whole at any time or in part from time to time, by the payment therefor in cash of the then applicable optional redemption price or prices fixed by the Board of Directors for the shares of such series, each redemption to be effected upon notice the same as that provided in subdivision (D) of Division I in respect of the redemption of Preferred Shares. All other provisions of said subdivision (D) with respect to the method and effect of redemption of Preferred Shares shall be applicable to the redemption of Preference Shares in the same manner and with the same force and effect as though such provisions were set forth in full in this subdivision (D).

          Subject to applicable law, to the provisions of subdivision (B) of Division I and to the provisions of this Division II, the Corporation may from time to time purchase or otherwise acquire outstanding Preference Shares at a price per share not exceeding the amount at the time payable in the event of redemption thereof otherwise than through the operation of the applicable sinking fund, if any.
          If and so long as the Company shall be in default in the payment of any quarterly dividend on Preference Shares of any series, or shall be in default in the payment of funds into or the setting aside of funds for any sinking fund created for any series of the Preference Shares, the Corporation shall not (other than by the use of unapplied funds, if any, paid into or set aside for a sinking fund or funds prior to such default):

          (1) redeem any Preference Shares unless all shares thereof are redeemed, or

          (2) purchase or otherwise acquire for a valuable consideration any Preference Shares, except pursuant to offers of sale made by the holders of Preference Shares in response to an invitation for tenders given by mail by the Corporation simultaneously to the holders of record of all Preference Shares then outstanding, at their respective addresses then appearing on the books of the Corporation.

     (E) Restrictions on Certain Corporate Action. So long as any Preference Shares shall be outstanding, the Corporation shall not, without the affirmative vote or the written consent of the holders of at least two-thirds of the Preference Shares at the time outstanding, or as of a record date fixed by the Board of Directors, create or authorize any shares of any class, other than the Preferred Shares (whether now or hereafter authorized), ranking prior to or on a parity with the Preference Shares with respect to the payment of dividends or the distribution of assets upon the dissolution, liquidation or winding up of the Corporation.

     (F) Preemptive Rights. No holder of Preference Shares shall have any preemptive right to subscribe for or acquire additional shares of the Corporation of the same or any other class, whether such shares are now or hereafter authorized.

     (G) Cancellation. All Preference Shares which shall be redeemed or repurchased pursuant to any sinking fund created for any series of Preference Shares, or applied in lieu of the payment of funds into or the setting aside of funds for any such sinking fund, and all Preference Shares issued with the privilege of conversion into Common Shares which shall be so converted, shall be retired and canceled and shall not be reissued. Preference Shares otherwise redeemed, purchased or acquired by the Corporation may be reissued in the same manner as authorized but unissued Preference Shares undesignated as to series until and unless canceled by the Board of Directors pursuant to applicable law.

     (H) Definitions. In this Division II and in any resolution of the Board of Directors adopted pursuant to this Division II establishing a series of Preference Shares and fixing the designation and terms thereof, the meanings below assigned shall control:

          "Junior Shares" shall mean shares of any class ranking subordinate to the Preference Shares both as to dividends and upon the dissolution, liquidation or winding up of the Corporation, including Common
          Shares.


                         DIVISION III

             Provisions Relating to Common Shares

     (A) Dividends. Subject to the preferential rights of the holders of Preferred Shares and Preference Shares with respect to the payment of dividends, as set forth in subdivision (B) of Division I and subdivision (B) of Division II, respectively, the holders of Common Shares shall be entitled to receive dividends when and as declared by the Board of Directors, from funds legally available for the payment thereof.

     (B) Liquidation Preferences. In the event of the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Shares shall be entitled to receive, ratably in accordance with the numbers of shares held by them respectively, the assets of the Corporation remaining available for payment to shareholders after payment in full shall have been made to the holders of Preferred Shares and Preference Shares, in accordance with the provisions of subdivision (C) of Division I and subdivision (C) of Division II, respectively.

     (C) Preemptive Rights. No holder of Common Shares shall have any preemptive right to subscribe for or acquire additional shares of the Corporation of the same or any other class, whether such shares are now or hereafter authorized, or any securities convertible into any such shares of the Corporation.

     (D) Consideration for Common Shares. The entire consideration received upon the issuance of Common Shares shall be credited to stated capital, and this requirement may not be eliminated or amended without the affirmative vote or consent of the holders of at least two-thirds of the Common Shares at the time outstanding.


                          ARTICLE SIX

At the time of restatement, the class and number of shares issued by the corporation and the paid-in capital (expressed in dollars) received by the corporation therefor, are:


     Class          Series              Shares Issued

     Preferred      $4.36 Cumulative         60,000
                    $4.22 Cumulative         40,000
                    $7.50 Cumulative         98,288

     Preference     $5.25                   100,000
                    $7.80                   400,000

     Common                              29,352,612


     Paid-In Capital                   $349,966,271


                         ARTICLE SEVEN

Any vacancies in the membership of the board of directors arising between meetings of shareholders by reason of an increase in the number of directors or otherwise may be filled by vote of a majority of the directors then in office, any director so elected to serve until the next annual meeting of shareholders; provided, however, that at no time shall the number of directors so elected exceed 33-1/3% of the total membership of the board of directors.


                         ARTICLE EIGHT

A holder of or subscriber to shares of the corporation shall be under no obligation to the corporation or its creditors with respect to such shares other than the obligation to pay to the corporation the full consideration for which said shares were issued or to be issued.


                         ARTICLE NINE

1. It was estimated that the value of all property to be owned by the corporation for the year following the execution of the original Articles of Incorporation, wherever located, would be $18,550,000.00.

2. It was estimated that the value of the property to be located within the State of Illinois during the year following the execution of the original Articles of Incorporation would be $12,900,000.00

3. It was estimated that the gross amount of business which would be transacted by the corporation during the year following the execution of the original Articles of Incorporation would be $7,200,000.00

4. It was estimated that the gross amount of business which would be transacted in the State of Illinois during the following year would be $4,000,000.00.


                          ARTICLE TEN

At any meeting of shareholders, a majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum; provided that less than such quorum shall have the right successively to adjourn the meeting to a specified date not longer than 90 days after such adjournment and no notice need be given to the shareholders not present at the meeting.

In all elections for directors of this Company every shareholder shall have the right to vote, in person or by proxy, for the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them, on the same principle, among as many candidates as he shall think fit.

The Articles of Incorporation of this Company may be amended in accordance with and upon the vote prescribed by the laws of the State of Illinois, provided, however, that in no event shall any such amendment be adopted, after this amendment becomes effective, without receiving the affirmative vote of at least a majority of the outstanding shares of this Company entitled to vote.


                        ARTICLE ELEVEN

1. Any person made a party to or involved in any litigation (which term shall include any actual or threatened civil, criminal, administrative or arbitration action, proceeding, claim, suit or appeal therefrom) by reason of the fact that such person at any time was or is a director, officer or employee of the Corporation, or by reason of the fact that, at the request of the Corporation, such person served or is serving as a director, officer or employee of any business corporation, not-for-profit corporation, joint venture, trade association or other entity, shall be indemnified by the Corporation against all liabilities, judgments, fines and amounts paid in settlement and all expenses (including attorneys' fees) actually and reasonably incurred by such person arising out of or in connection with any such litigation, if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation or any such business corporation, not-for-profit corporation, joint venture, trade association or other entity and, in the case of criminal litigation, such person had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that such person shall not be indemnified hereunder if, in the case of litigation by or in the right of the Corporation, it shall be finally determined in such litigation that such person breached his or her duty to the Corporation or any such business corporation, not-for-profit corporation, joint venture, trade association or other entity unless, and then only to the extent that, a court shall finally determine that, despite such breach of duty, such person, in view of all the circumstances relating to such litigation, is fairly and reasonably entitled to indemnification under this paragraph 1.

2. Any action taken or omitted to be taken by any such director, officer or employee in good faith and in compliance with or pursuant to any order, determination, approval or permission made or given by a commission, board, official or other agency of the United States or of any state or other governmental authority with respect to the property or affairs of the Corporation or any such business corporation, not-for-profit corporation, joint venture, trade association or other entity over which such commission, board, official or agency has jurisdiction or authority or purports to have jurisdiction or authority shall be deemed prima facie to be in compliance with the applicable standard of conduct set forth in paragraph 1, whether or not it may thereafter be determined that such order, determination, approval or permission was unauthorized, erroneous, unlawful or otherwise improper.

3. Unless finally determined as provided in paragraph 1, the termination of any litigation, whether by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the person seeking indemnification did not meet the applicable indemnification standard set forth in paragraph 1.

4. Except where a person has been successful on the merits with respect to any such litigation, any indemnification hereunder shall be made only after (a) the Board of Directors (acting by a quorum consisting only of directors who were not involved in such litigation) determines that such person met the applicable indemnification standard set forth in paragraph 1 or (b) in the absence of such a quorum, a panel (selected in the following manner) determines that such person met the applicable indemnification standard set forth in paragraph 1: one member of such panel shall be selected by the members of the Board of Directors who were not involved in such litigation, or, if there should be no such directors, then by the senior-ranking officer of the Corporation who was not involved in such litigation; one member of such panel shall be selected by the person seeking indemnification; and the third member of such panel shall be selected by the first two members or, in the event such two panel members cannot agree within 30 days, by the President of the Illinois State Bar Association. Such panel shall make its determination by arbitration in accordance with the laws of the State of Illinois. Judgment upon the award rendered by such panel may be entered in any court having jurisdiction thereof.

5. Advances may be made by the Corporation against costs, expenses and fees arising out of, or in connection with, any such litigation at the discretion of, and upon such terms (but always subject to the final determination of a person's right to indemnification) as may be determined by, the Board of Directors.

6. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving, at the request of the Corporation, as a director, officer or employee of any business corporation, not-for-profit corporation, joint venture, trade association or other entity, against any liability asserted against such person which was incurred in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against any such liability under the provisions of this Article.

7. The right of indemnification provided hereunder shall not be deemed exclusive of any other right to indemnification to which any person may be entitled, or of any other indemnification which may lawfully be granted to any person in addition to the indemnification provided hereunder. Indemnification provided hereunder shall, in the case of the death of the person entitled to indemnification, inure to the benefit of such person's heirs, executors or other lawful representatives.

8. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of any other provision of this Article.

     IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment in the form of the First Restated Articles of Incorporation to be executed in its name by its Vice President, and its corporate seal to be hereto affixed, attested by its Assistant Secretary, this 14th day of February, 1994.

                    Iowa-Illinois Gas and Electric Company

                    By_____________________________________
                                   Lance E. Cooper
                              Vice President-Finance


ATTEST:


_________________________________________
          Barbara A. Ven Horst
          Assistant Secretary


STATE OF IOWA

COUNTY OF SCOTT


     I, Karen K. Thode, a Notary Public, do hereby certify that on the 14th day of February, 1994, Lance E. Cooper personally appeared before me and, being first duly sworn by me, acknowledged that he signed the foregoing document in the capacity therein set forth; that the adoption of these Articles of Amendment in the form of the First Restated Articles of Incorporation is the free act and deed of Iowa-Illinois Gas and Electric Company; and that the statements therein obtained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.


                         __________________________________
                                   Notary Public